CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
HSBC USA Inc. Annual Income Opportunity Notes with Auto Cap Linked to a basket of 10 common stocks due January 30, 2015	$654,000	$74.95

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-158385

PRICING SUPPLEMENT

Dated January 25, 2012

(To Prospectus dated April 2, 2009 and

Prospectus Supplement dated April 9, 2009)

HSBC USA Inc.
Annual Income Opportunity Notes
with Auto Cap

}	3 year maturity
}	$654,000 Linked to a basket of 10 common stocks
}	Repayment of principal at maturity, subject to the credit risk of HSBC USA Inc.
}	Annual coupons based on basket performance, subject to the Auto Cap Rate of 5.50% per Reference Stock

The Annual Income Opportunity Notes with Auto Cap (the “Notes”) offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.

The Notes will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes. HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-22 of this pricing supplement.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page PS-5 of this document and page S-3 of the accompanying prospectus supplement.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Note	$1,000	$7.50	$992.50
Total	$654,000	$4,905.00	$649,095.00

1 See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-22 of this pricing supplement.

HSBC USA Inc. Annual Income Opportunity Notes with Auto Cap Rate

Linked to a basket of 10 common stocks

This pricing supplement relates to an offering of Notes linked to the performance of the basket of ten common stocks (each a “Reference Stock”). All references to “Reference Stock(s)” in this pricing supplement shall refer to “Reference Asset(s)” in the prospectus supplement and the prospectus. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. with annual coupons linked to the Reference Stocks as described below.

This offering of Notes has the terms described in this pricing supplement and the accompanying prospectus supplement and prospectus. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described in this pricing supplement shall control. The following key terms relate to the offering of Notes:

Issuer:	HSBC USA Inc.

Principal Amount:	$1,000 per Note

Reference Stocks:	The common stocks of the Reference Stock Issuers (each common stock, a “Reference Stock” and together, the “Reference Stocks”).

Reference Stock Issuers	Ticker Symbol	Exchange	Initial Price[1]	Reference Stock Issuers	Ticker Symbol	Exchange	Initial Price[1]
Verizon Communications Inc.	VZ	NYSE	$37.69	Raytheon Company	RTN	NYSE	$49.71
Kraft Foods Inc.	KFT	NYSE	$38.37	Reynolds American Inc.	RAI	NYSE	$40.32
Goldcorp Inc.	GG	NYSE	$47.45	Freeport-McMoRan Copper & Gold Inc.	FCX	NYSE	$46.08
McDonald’s Corporation	MCD	NYSE	$99.23	The Dow Chemical Company	DOW	NYSE	$33.74
Paychex, Inc.	PAYX	NASDAQ	$32.45	Eli Lilly and Company	LLY	NYSE	$39.89

[1] For each Reference Stock, the Official Closing Price of such Reference Stock on the Pricing Date.

Payment at Maturity:	For each Note, the Principal Amount plus the Coupon due on the Maturity Date.

Auto Cap Rate:	5.50% per Reference Stock, which will, in effect, make the maximum Coupon Rate with respect to each Coupon Payment Date 5.50%.

Floor Rate:	-30.00% per Reference Stock.

Minimum Coupon Rate:	0.00% per annum.

Coupon:	With respect to each Coupon Payment Date, for each $1,000 Principal Amount of Notes, the Coupon will equal: $1,000 × the Coupon Rate applicable to such Coupon Payment Date.

Coupon Rate:	For any Coupon Payment Date, the greater of (a) the arithmetic average of the Stock Performances of all the Reference Stocks, calculated on the relevant Coupon Valuation Date and will not be greater than the Auto Cap Rate, and (b) the Minimum Coupon Rate.

Stock Performance:

For each Reference Stock on each Coupon Valuation Date:

If the Reference Stock Return is greater than or equal to zero, an amount equal to the Auto Cap Rate;

If the Reference Stock Return is less than zero, an amount equal to the greater of:

a) the Reference Stock Return; and

b) the Floor Rate.

Reference Stock Return:	For each Reference Stock, on any Coupon Valuation Date: Final Price – Initial Price Initial Price
PS-2

Coupon Valuation Dates	Coupon Valuation Date*	Coupon Payment Date**
and Coupon Payment	January 25, 2013	January 30, 2013
Dates:	January 27, 2014	January 30, 2014
	January 27, 2015	January 30, 2015 (the Maturity Date)

* Subject to the adjustment as described under “Market Disruption Events” herein. ** Expected. 3 business days after the relevant Coupon Valuation Date.

Initial Price:	The Official Closing Price (as defined below) of the Reference Stock as determined by the calculation agent on the Pricing Date.

Final Price:	With respect to each Reference Stock, the Official Closing Price of the respective Reference Stock on the relevant Coupon Valuation Date, adjusted as described under “Adjustments” below by the calculation agent.

Official Closing Price:	With respect to each Reference Stock, the Official Closing Price on any scheduled trading day during the term of the Notes will be the relevant official price of one share of such Reference Stock on the relevant exchange for such Reference Stock as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the Reference Stock is not listed or traded as described above for any reason other than a Market Disruption Event (as defined below), then the Official Closing Price for the Reference Stock on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for one share of the Reference Stock obtained from as many dealers in the Reference Stock selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Trade Date:	January 25, 2012

Pricing Date:	January 25, 2012

Original Issue Date:	January 30, 2012

Maturity Date:	January 30, 2015, which is 3 business days after the final Coupon Valuation Date. The Maturity Date is subject to adjustment as described under “Market Disruption Events” herein.

CUSIP/ISIN:	4042K1UY7 / US4042K1UY72

Form of Notes:	Book-Entry

Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.

PS-3

General

This pricing supplement relates to one security offering linked to the Reference Stocks identified on PS-2. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to ten Reference Stocks. Although the offering of Notes relates to the Reference Stocks identified on PS-2, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Stocks or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated April 2, 2009 and the prospectus supplement dated April 9, 2009. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-5 of this pricing supplement and page S-3 of the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus and a prospectus supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus and prospectus supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

Payment at Maturity

On the Maturity Date, for each Note you hold, we will pay you your Principal Amount plus the Coupon due on the Maturity Date.

Coupons

On each Coupon Payment Date, we will pay you the relevant Coupon. The Coupon is equal to the Principal Amount multiplied by the relevant Coupon Rate. The Coupon Rate will be based on the arithmetic average of the Stock Performances of all the Reference Stocks calculated on the relevant Coupon Valuation Date, but will not be less than the Minimum Coupon Rate. The Stock Performance for each Reference Stock will not be greater than the Auto Cap Rate or less than the Floor Rate. If, for a Coupon Valuation Date, the arithmetic average of the Stock Performance of all the Reference Stocks is equal to or less than the Minimum Coupon Rate, the Coupon Rate for such Coupon Valuation Date will equal the Minimum Coupon Rate. The Coupon Rate will not be less than the Minimum Coupon Rate or greater than the Auto Cap Rate. If any Coupon Payment Date falls on a day that is not a business day, such Coupon Payment Date will be postponed to the immediately succeeding business day. In the case of the final Coupon Payment Date that is also the Maturity Date, in the event the Maturity Date is postponed as described in “Market Disruption Events” herein, such final Coupon Payment Date will also be postponed until the postponed Maturity Date. In no event, however, will any additional interest accrue on the Notes as a result of any the foregoing postponements. For information regarding the record dates applicable to the Notes, please see the section entitled “Recipients of Interest Payments” on page S-18 in the accompanying prospectus supplement.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Notes.

Indenture and Trustee

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee. Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, National Association will act as paying agent with respect to the Notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, National Association.

PS-4

Investor Suitability

The Notes may be suitable for you if:

}	You seek an investment that provides a full repayment of principal, subject to the credit risk of HSBC, if held to maturity, and an annual Coupon based on the average performance of the Reference Stocks that will not be less than the Minimum Coupon Rate or greater than the Auto Cap Rate.
}	You believe the Coupon Rate on the Coupon Valuation Dates will be an amount sufficient to provide you with a satisfactory return on your investment.
}	You are comfortable receiving only the Principal Amount of your Notes at maturity plus the applicable Coupon that will not be less than the Minimum Coupon Rate or greater than the Auto Cap Rate.
}	You are willing to invest in the Notes based on the Auto Cap Rate of 5.50%, which will limit your Coupon on any Coupon Payment Date.
}	You are willing to forego dividends or other distributions paid to holders of the Reference Stocks.
}	You do not seek an investment for which there is an active secondary market.
}	You are willing to hold the Notes to maturity.
}	You are comfortable with the creditworthiness of HSBC, as Issuer of the Notes.

The Notes may not be suitable for you if:

}	You seek an investment where the Coupon is based on the actual performance of the Reference Stocks and is not limited to an Auto Cap Rate.
}	You believe the average of the prices of the Reference Stocks will generally decrease or remain constant over the term of the Notes.
}	You are unwilling to receive only the Principal Amount of your Notes plus a Coupon of not less than the Minimum Coupon Rate or greater than the Auto Cap Rate at maturity.
}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.
}	You prefer to receive the dividends or other distributions paid on any of the Reference Stocks.
}	You seek an investment for which there will be an active secondary market.
}	You are unable or unwilling to hold the Notes to maturity.
}	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Notes.

Risk Factors

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement. Investing in the Notes is not equivalent to investing directly in any of the Reference Stocks. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement; and
}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The amount of the annual Coupon is uncertain but will not be less than the Minimum Coupon Rate.

The amount of the annual Coupon you receive is not fixed and will depend on the performances of the Reference Stocks. If the arithmetic average of the Stock Performances of all the Reference Stocks is equal to or less than the Minimum Coupon Rate on a Coupon Valuation Date, you will receive a Coupon equal to the Minimum Coupon Rate on the applicable Coupon Payment Date.

You will not directly participate in any appreciation in the value of Reference Stocks and your Coupon is capped.

You will not directly participate in any appreciation in the value of the Reference Stocks. Instead you will receive annual Coupons based upon the formulas described under the captions “Coupon” and “Coupon Rate” on PS-2. The Coupons payable to you will be based upon whether the Reference Stocks appreciate or depreciate and, if the Reference Stocks depreciate, the amount of such depreciation. Regardless of the extent to which the prices of the Reference Stocks appreciate, the Coupon Rates will not exceed the Auto Cap Rate. Therefore, you may earn significantly less by investing in the Notes than you would have earned by investing directly in the Reference Stocks relevant to your Notes.

PS-5

Changes in the prices of the Reference Stocks may offset each other.

Movements in the prices of the Reference Stocks may not correlate with each other. At a time when the price of one of the Reference Stocks increases, the prices of the other Reference Stocks may decline. Therefore, in calculating the Stock Performance and therefore the Coupon Rate, increases in the price of one or more of the Reference Stocks may be moderated, or more than offset, by declines in the price of the other Reference Stocks. Additionally, because the Auto Cap Rate of 5.50% limits positive Reference Stock Returns more than the Return Floor of -30.00% limits negative Reference Stock Returns, extreme increases in the prices of one or more Reference Stocks will not fully offset equally extreme declines in the prices of one or more Reference Stocks. See “Illustrative Examples” below.

The Notes are subject to the credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any repayment of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

There is limited anti-dilution protection.

For certain events affecting shares of a Reference Stock, such as stock splits or extraordinary dividends, the calculation agent may make adjustments to the relevant Final Price on a Coupon Valuation Date which may affect your Coupons. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of the relevant Reference Stock. If an event occurs that does not require the calculation agent to adjust the amount of the shares of the relevant Reference Stock, the market price of the Notes and the Coupons may be materially and adversely affected.

In some circumstances, the payment you receive on the Notes may be based on the common stock of another company and not the Reference Stock.

Following certain corporate events relating to the respective Reference Stock Issuer where such issuer is not the surviving entity, your Coupon may be based on the common stock of a successor to the respective Reference Stock Issuer. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see “Merger Event and Tender Offer” beginning on page PS-20.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

While the payment at maturity described in this pricing supplement is based on the full Principal Amount of your Notes, the original issue price of the Notes includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

As a holder of the Notes, you will not have any ownership interest or rights in the Reference Stocks.

As a holder of the Notes, you will not have any ownership interest or rights in the Reference Stocks, such as voting rights, dividend payments or other distributions. In addition, the Reference Stock Issuer will not have any obligation to consider your interests as a holder of the Notes in taking any corporate action that might affect the value of the Reference Stocks and the Notes.

We are not affiliated with any of the Reference Stock Issuers.

We are not affiliated with any of the Reference Stock Issuers. We assume no responsibility for, and make no representation regarding, the adequacy or completeness of the information about the Reference Stocks contained in this pricing supplement. You should make your own investigation into the relevant Reference Stock and its Reference Stock Issuer. We are not responsible for the Reference Stock Issuers’ public disclosure of information, whether contained in SEC filings or otherwise.

PS-6

Risks associated with non-U.S. companies.

An investment in securities linked to the value of non-U.S. companies, such as Goldcorp Inc., involves risks associated with the home country of such non-U.S. company. The prices of such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Notes.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the Notes.

Tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PS-7

Description of the Reference Stocks

VERIZON COMMUNICATIONS INC. (VZ)

Description of Verizon Communications Inc.

Verizon Communications Inc. has stated in its filings with the SEC that it is a provider of communications products and services to consumers, carriers, businesses and government customers. Information filed by VZ with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) can be located by reference to its SEC file number: 1-08606 or its CIK Code: 0000732712.

Historical Performance of Verizon Communications Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 2, 2006 through January 25, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 29, 2006	$35.00	$31.61	$34.64	September 30, 2009	$30.55	$26.45	$28.28
March 30, 2007	$36.06	$33.12	$35.27	December 31, 2009	$31.89	$26.70	$30.96
June 29, 2007	$40.92	$34.42	$38.30	March 31, 2010	$31.22	$26.45	$28.98
September 28, 2007	$41.63	$36.53	$41.19	June 30, 2010	$29.55	$24.76	$26.18
December 31, 2007	$43.01	$37.93	$40.64	September 30, 2010	$33.09	$25.79	$32.59
March 31, 2008	$41.23	$30.85	$33.91	December 31, 2010	$36.00	$31.60	$35.78
June 30, 2008	$37.32	$31.62	$33.08	March 31, 2011	$38.95	$33.36	$38.54
September 30, 2008	$33.96	$28.27	$29.98	June 30, 2011	$38.73	$34.94	$37.23
December 31, 2008	$32.60	$21.77	$31.68	September 30, 2011	$37.86	$32.28	$36.80
March 31, 2009	$32.48	$24.39	$28.22	December 30, 2011	$40.25	$35.35	$40.12
June 30, 2009	$30.90	$26.76	$28.71	January 25, 2012*	$40.46	$37.30	$37.69

* As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through January 25, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of VZ’s common stock from January 25, 2007 through January 25, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on January 25, 2012 was $37.69. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-8

Kraft Foods Inc. (KFT)

Description of Kraft Foods Inc.

Kraft Foods Inc. has stated in its filings with the SEC that it manufactures and markets packaged food products, including snacks, beverages, cheese, convenient meals and various packaged grocery products. Information filed by KFT with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-16483 or its CIK Code: 0001103982.

Historical Performance of Kraft Foods Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 2, 2006 through January 25, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 29, 2006	$36.41	$33.90	$35.70	September 30, 2009	$29.11	$25.41	$26.27
March 30, 2007	$36.26	$29.95	$31.66	December 31, 2009	$27.84	$25.72	$27.18
June 29, 2007	$37.19	$30.25	$35.25	March 31, 2010	$30.98	$27.17	$30.24
September 28, 2007	$36.46	$30.51	$34.51	June 30, 2010	$31.08	$27.50	$28.00
December 31, 2007	$35.29	$32.09	$32.63	September 30, 2010	$31.97	$27.60	$30.86
March 31, 2008	$32.85	$28.64	$31.01	December 31, 2010	$32.66	$29.80	$31.51
June 30, 2008	$32.97	$28.35	$28.45	March 31, 2011	$32.20	$30.21	$31.36
September 30, 2008	$34.97	$28.04	$32.75	June 30, 2011	$35.47	$31.35	$35.23
December 31, 2008	$34.05	$24.75	$26.85	September 30, 2011	$36.30	$32.65	$33.58
March 31, 2009	$29.84	$20.81	$22.29	December 30, 2011	$37.93	$31.88	$37.36
June 30, 2009	$27.23	$21.95	$25.34	January 25, 2012*	$38.84	$37.17	$38.37

* As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through January 25, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of KFT’s common stock from January 25, 2007 through January 25, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on January 25, 2012 was $38.37. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-9

Goldcorp inc. (GG)

Description of Goldcorp Inc.

Goldcorp Inc. has stated in its filings with the SEC that it is a Canadian company engaged in the acquisition, exploration, development and operation of precious metal properties, especially gold, silver and copper mines. It owns properties in Argentina, Central America, Canada, the Dominican Republic and the United States. Information filed by GG with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-12970 or its CIK Code: 0000919239.

Historical Performance of Goldcorp Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 2, 2006 through January 25, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 29, 2006	$31.47	$20.35	$28.44	September 30, 2009	$43.32	$31.84	$40.37
March 30, 2007	$29.20	$23.01	$24.02	December 31, 2009	$46.23	$35.47	$39.34
June 29, 2007	$26.93	$22.36	$23.69	March 31, 2010	$43.55	$32.85	$37.22
September 28, 2007	$30.99	$21.00	$30.56	June 30, 2010	$47.40	$37.71	$43.85
December 31, 2007	$37.70	$29.25	$33.93	September 30, 2010	$45.22	$38.07	$43.52
March 31, 2008	$46.30	$31.86	$38.75	December 31, 2010	$48.93	$41.24	$45.98
June 30, 2008	$47.75	$33.83	$46.17	March 31, 2011	$50.80	$39.04	$49.80
September 30, 2008	$52.60	$24.73	$31.63	June 30, 2011	$56.20	$45.70	$48.27
December 31, 2008	$33.84	$13.99	$31.53	September 30, 2011	$56.31	$43.86	$45.64
March 31, 2009	$35.47	$23.03	$33.32	December 30, 2011	$54.14	$41.92	$44.25
June 30, 2009	$40.75	$26.72	$34.75	January 25, 2012*	$47.77	$43.64	$47.45

* As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through January 25, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of GG’s common stock from January 25, 2007 through January 25, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on January 25, 2012 was $47.45. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-10

mcdonald’s corporation (mcd)

Description of McDonald’s Corporation

McDonald’s Corporation has stated in its filings with the SEC that it franchises and operates McDonald’s restaurants in the food service industry. All restaurants are operated either by MCD or by franchisees, including conventional franchisees under franchise arrangements, and foreign affiliated markets and developmental licensees under license agreements. Information filed by MCD with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-05231 or its CIK Code: 0000063908.

Historical Performance of McDonald’s Corporation

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 2, 2006 through January 25, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 29, 2006	$44.68	$38.96	$44.33	September 30, 2009	$59.57	$53.89	$57.07
March 30, 2007	$46.21	$42.31	$45.05	December 31, 2009	$64.75	$56.03	$62.44
June 29, 2007	$52.88	$44.60	$50.76	March 31, 2010	$67.49	$61.07	$66.72
September 28, 2007	$55.73	$46.65	$54.47	June 30, 2010	$71.84	$65.55	$65.87
December 31, 2007	$63.69	$54.67	$58.91	September 30, 2010	$76.26	$65.31	$74.51
March 31, 2008	$58.91	$49.36	$55.77	December 31, 2010	$80.94	$74.41	$76.76
June 30, 2008	$61.76	$55.14	$56.22	March 31, 2011	$77.59	$72.14	$76.09
September 30, 2008	$67.00	$55.70	$61.70	June 30, 2011	$84.90	$75.66	$84.32
December 31, 2008	$64.02	$45.79	$62.19	September 30, 2011	$91.21	$82.02	$87.82
March 31, 2009	$64.46	$50.44	$54.57	December 30, 2011	$101.00	$83.74	$100.33
June 30, 2009	$61.00	$51.76	$57.49	January 25, 2012*	$102.22	$98.05	$99.23

* As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through January 25, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of MCD’s common stock from January 25, 2007 through January 25, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on January 25, 2012 was $99.23. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-11

Paychex, Inc. (PAYX)

Description of Paychex, Inc.

Paychex, Inc. has stated in its filings with the SEC that it is a providers off payroll, human resources and benefits outsourcing services for small to medium-sized businesses. Information filed by PAYX with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-11330 or its CIK Code: 0000723531.

Historical Performance of Paychex, Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 2, 2006 through January 25, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 29, 2006	$41.21	$36.49	$39.54	September 30, 2009	$31.54	$23.85	$29.05
March 30, 2007	$42.50	$37.57	$37.87	December 31, 2009	$32.87	$27.85	$30.64
June 29, 2007	$40.84	$36.08	$39.12	March 31, 2010	$32.82	$28.50	$30.70
September 28, 2007	$47.14	$38.79	$41.00	June 30, 2010	$31.91	$25.79	$25.97
December 31, 2007	$43.00	$35.96	$36.22	September 30, 2010	$27.71	$24.66	$27.49
March 31, 2008	$36.19	$30.10	$34.26	December 31, 2010	$31.28	$27.02	$30.91
June 30, 2008	$37.47	$31.18	$31.28	March 31, 2011	$33.90	$30.68	$31.36
September 30, 2008	$35.47	$30.26	$33.03	June 30, 2011	$33.71	$29.11	$30.72
December 31, 2008	$33.13	$23.22	$26.28	September 30, 2011	$31.68	$25.13	$26.37
March 31, 2009	$27.06	$20.31	$25.67	December 30, 2011	$30.59	$25.25	$30.11
June 30, 2009	$28.65	$24.06	$25.20	January 25, 2012*	$32.51	$29.89	$32.45

* As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through January 25, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of PAYX’s common stock from January 25, 2007 through January 25, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on January 25, 2012 was $32.45. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-12

Raytheon Company (RTN)

Description of Raytheon Company

Raytheon Company has stated in its filings with the SEC that it is a technology company involved in defense, homeland security and other government markets. It produces electronics, mission systems and other technologies in areas of sensing, effects and command, control, communications and intelligence systems. Information filed by RTN with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-13699 or its CIK Code: 0001047122.

Historical Performance of Raytheon Company

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 2, 2006 through January 25, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 29, 2006	$54.17	$48.05	$52.80	September 30, 2009	$48.63	$41.91	$47.97
March 30, 2007	$55.63	$50.96	$52.46	December 31, 2009	$53.84	$45.02	$51.52
June 29, 2007	$57.04	$52.25	$53.89	March 31, 2010	$58.30	$50.53	$57.12
September 28, 2007	$64.69	$52.28	$63.82	June 30, 2010	$60.10	$48.31	$48.39
December 31, 2007	$65.94	$60.32	$60.70	September 30, 2010	$50.00	$42.65	$45.71
March 31, 2008	$67.49	$56.27	$64.61	December 31, 2010	$48.67	$44.38	$46.34
June 30, 2008	$67.37	$55.30	$56.28	March 31, 2011	$53.12	$45.81	$50.87
September 30, 2008	$63.85	$52.68	$53.51	June 30, 2011	$51.74	$47.65	$49.85
December 31, 2008	$54.51	$41.82	$51.04	September 30, 2011	$50.25	$38.36	$40.87
March 31, 2009	$53.00	$33.20	$38.94	December 30, 2011	$49.11	$38.69	$48.38
June 30, 2009	$48.32	$38.00	$44.43	January 25, 2012*	$50.37	$47.50	$49.71

* As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through January 25, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of RTN’s common stock from January 25, 2007 through January 25, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on January 25, 2012 was $49.71. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-13

Reynolds American Inc. (RAI)

Description of Reynolds American Inc.

Reynolds American Inc. has stated in its filings with the SEC that it is a holding company whose operating subsidiaries manufacture cigarettes and smokeless tobacco. Information filed by RAI with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-32258 or its CIK Code: 0001275238.

Historical Performance of Reynolds American Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 2, 2006 through January 25, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 29, 2006	$33.50	$30.44	$32.74	September 30, 2009	$23.48	$19.00	$22.26
March 30, 2007	$33.10	$29.28	$31.21	December 31, 2009	$27.13	$21.92	$26.49
June 29, 2007	$33.80	$30.08	$32.60	March 31, 2010	$27.57	$25.38	$26.99
September 28, 2007	$33.51	$30.19	$31.80	June 30, 2010	$28.12	$23.65	$26.06
December 31, 2007	$35.86	$30.34	$32.98	September 30, 2010	$30.20	$25.74	$29.70
March 31, 2008	$36.00	$29.44	$29.52	December 31, 2010	$33.41	$29.05	$32.62
June 30, 2008	$30.32	$23.27	$23.34	March 31, 2011	$36.10	$31.54	$35.53
September 30, 2008	$28.87	$22.81	$24.31	June 30, 2011	$39.83	$35.59	$37.05
December 31, 2008	$25.00	$18.78	$20.16	September 30, 2011	$38.64	$31.82	$37.48
March 31, 2009	$20.58	$15.78	$17.92	December 30, 2011	$42.17	$36.70	$41.42
June 30, 2009	$21.03	$18.16	$19.31	January 25, 2012*	$41.90	$39.47	$40.32

* As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through January 25, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of RAI’s common stock from January 25, 2007 through January 25, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on January 25, 2012 was $40.32. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-14

Freeport-McMoRan Copper & Gold Inc. (FCX)

Description of Freeport-McMoRan Copper & Gold Inc.

Freeport-McMoRan Copper & Gold Inc. has stated in its filings with the SEC that it is a mining company that primarily produces copper, gold and molybdenum. Information filed by FCX with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-11307-01 or its CIK Code: 0000831259.

Historical Performance of Freeport-McMoRan Copper & Gold Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 2, 2006 through January 25, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 29, 2006	$31.85	$23.80	$27.87	September 30, 2009	$36.72	$21.60	$34.31
March 30, 2007	$33.60	$24.49	$33.10	December 31, 2009	$43.68	$31.51	$40.15
June 29, 2007	$42.75	$32.81	$41.41	March 31, 2010	$45.28	$33.02	$41.77
September 28, 2007	$55.24	$33.54	$52.45	June 30, 2010	$44.15	$29.12	$29.57
December 31, 2007	$60.10	$42.86	$51.22	September 30, 2010	$43.96	$28.36	$42.70
March 31, 2008	$53.69	$34.55	$48.11	December 31, 2010	$60.39	$43.19	$60.05
June 30, 2008	$63.62	$46.50	$58.60	March 31, 2011	$61.35	$46.25	$55.55
September 30, 2008	$58.54	$25.62	$28.43	June 30, 2011	$58.75	$46.06	$52.90
December 31, 2008	$28.10	$7.85	$12.22	September 30, 2011	$56.78	$30.37	$30.45
March 31, 2009	$21.73	$10.59	$19.06	December 30, 2011	$43.50	$28.85	$36.79
June 30, 2009	$30.78	$18.30	$25.06	January 25, 2012*	$46.35	$36.62	$46.08

* As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through January 25, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of FCX’s common stock from January 25, 2007 through January 25, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on January 25, 2012 was $46.08. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-15

The Dow Chemical Company (DOW)

Description of The Dow Chemical Company

The Dow Chemical Company has stated in its filings with the SEC that it manufactures and supplies products used as raw materials in the manufacture of customer products and services. Information filed by DOW with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-03433 or its CIK Code: 0000029915.

Historical Performance of The Dow Chemical Company

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 2, 2006 through January 25, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 29, 2006	$41.55	$38.13	$39.94	September 30, 2009	$27.24	$14.22	$26.07
March 30, 2007	$47.26	$39.02	$45.86	December 31, 2009	$29.50	$23.15	$27.63
June 29, 2007	$47.60	$43.71	$44.22	March 31, 2010	$31.65	$25.57	$29.57
September 28, 2007	$47.96	$38.89	$43.06	June 30, 2010	$32.05	$23.42	$23.72
December 31, 2007	$47.39	$39.20	$39.42	September 30, 2010	$28.50	$22.43	$27.46
March 31, 2008	$40.00	$33.01	$36.85	December 31, 2010	$34.50	$27.38	$34.14
June 30, 2008	$42.90	$34.64	$34.91	March 31, 2011	$39.00	$34.12	$37.75
September 30, 2008	$38.50	$30.82	$31.78	June 30, 2011	$42.23	$33.97	$36.00
December 31, 2008	$32.28	$14.93	$15.09	September 30, 2011	$37.30	$22.46	$22.46
March 31, 2009	$16.68	$5.89	$8.43	December 30, 2011	$29.56	$20.61	$28.76
June 30, 2009	$18.99	$8.14	$16.14	January 25, 2012*	$33.77	$28.65	$33.74

* As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through January 25, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of DOW’s common stock from January 25, 2007 through January 25, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on January 25, 2012 was $33.74. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-16

Eli Lilly and Company (LLY)

Description of Eli Lilly and Company

Eli Lilly and Company has stated in its filings with the SEC that it discovers, develops, manufactures and sells pharmaceutical products. Information filed by LLY with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-06351 or its CIK Code: 0000059478.

Historical Performance of Eli Lilly and Company

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from October 2, 2006 through January 25, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 29, 2006	$58.48	$51.13	$52.10	September 30, 2009	$35.65	$32.20	$33.03
March 30, 2007	$55.20	$51.21	$53.71	December 31, 2009	$38.00	$32.27	$35.71
June 29, 2007	$60.63	$53.90	$55.88	March 31, 2010	$37.92	$33.63	$36.22
September 28, 2007	$59.02	$53.53	$56.93	June 30, 2010	$36.96	$32.02	$33.50
December 31, 2007	$59.82	$49.09	$53.39	September 30, 2010	$37.92	$32.82	$36.53
March 31, 2008	$57.52	$47.10	$51.59	December 31, 2010	$38.08	$33.53	$35.04
June 30, 2008	$53.40	$45.38	$46.16	March 31, 2011	$35.91	$33.47	$35.17
September 30, 2008	$49.78	$42.88	$44.03	June 30, 2011	$39.40	$34.88	$37.53
December 31, 2008	$44.44	$28.64	$40.27	September 30, 2011	$39.78	$33.75	$36.97
March 31, 2009	$40.78	$27.21	$33.41	December 30, 2011	$41.92	$35.46	$41.56
June 30, 2009	$36.65	$31.00	$34.64	January 25, 2012*	$42.03	$39.19	$39.89

* As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through January 25, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of LLY’s common stock from January 25, 2007 through January 25, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on January 25, 2012 was $39.89. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-17

Illustrative ExampleS

The following examples are provided for illustrative purposes only and are hypothetical. These examples are representative of only a few possible scenarios concerning increases or decreases in the prices of the Reference Stocks relative to their Initial Prices and how those increases and decreases affect the Coupons payable on the Notes. There are an unlimited number of scenarios concerning the increases and decreases in the prices of the Reference Stocks relative to their Initial Prices and each scenario will affect the Coupons payable on the Notes differently. We cannot predict the Official Closing Prices of the Reference Stocks on the Coupon Valuation Dates. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and you should not take these examples as an indication or assurance of the expected performance of the Reference Stocks or return on the Notes. With respect to the Notes, the total payment you receive over the term of the Notes may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC.

The examples below illustrate the Coupon Payments on a $1,000 investment in the Notes for a hypothetical range of performance for the Reference Stocks. The following results are based solely on the assumptions outlined below. The potential returns described here show potential valuations for different Coupon Valuation Dates during the term of the Notes. You should consider carefully whether the Notes are suitable to your investment goals. The numbers appearing below have been rounded for ease of analysis. The following examples reflect the Floor Rate of -30.00%, the Minimum Coupon Rate of 0.00% and the Auto Cap Rate of 5.50%.

Example 1: Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
VZ	12.00%	5.50%
KFT	2.50%	5.50%
GG	-5.00%	-5.00%
MCD	-11.00%	-11.00%
PAYX	3.50%	5.50%
RTN	-36.00%	-30.00%
RAI	-6.75%	-6.75%
FCX	2.50%	5.50%
DOW	-7.50%	-7.50%
LLY	2.00%	5.50%
	Average Stock Performance =	-3.28%
	Coupon Rate =	0.00%
	Coupon =	$0.00

Explanation for Example 1

As illustrated above, the hypothetical Reference Stock Return of 5 of the 10 Reference Stocks (VZ, KFT, PAYX, FCX and LLY) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 5.50%. The Reference Stock Return of 1 of the 10 Reference Stocks (RTN) is lower than the Floor Rate of -30.00%, and therefore, such Reference Stock will have a hypothetical Stock Performance equal to the Floor Rate of -30.00%. The average Stock Performance of -3.28% is less than the Minimum Coupon Rate of 0.00% and therefore, the Coupon Rate is 0.00% and you receive a Coupon of $0.00 on the applicable Coupon Payment Date.

PS-18

Example 2: Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
VZ	1.00%	5.50%
KFT	8.50%	5.50%
GG	9.00%	5.50%
MCD	25.00%	5.50%
PAYX	13.00%	5.50%
RTN	9.00%	5.50%
RAI	7.00%	5.50%
FCX	9.00%	5.50%
DOW	16.00%	5.50%
LLY	4.00%	5.50%
	Average Stock Performance =	5.50%
	Coupon Rate =	5.50%
	Coupon =	$55.00

Explanation for Example 2

As illustrated above, the hypothetical Reference Stock Return of all 10 of the Reference Stocks is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 5.50%. The average Stock Performance equals 5.50% and you receive a Coupon of $55.00 on the applicable Coupon Payment Date.

Example 3: Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
VZ	20.00%	5.50%
KFT	18.50%	5.50%
GG	-70.00%	-30.00%
MCD	65.00%	5.50%
PAYX	10.00%	5.50%
RTN	5.50%	5.50%
RAI	-0.50%	-0.50%
FCX	9.00%	5.50%
DOW	7.00%	5.50%
LLY	6.75%	5.50%
	Average Stock Performance =	1.35%
	Coupon Rate =	1.35%
	Coupon =	$13.50

Explanation for Example 3

As illustrated above, the hypothetical Reference Stock Return of 8 of the 10 Reference Stocks (VZ, KFT, MCD, PAYX, RTN, FCX, DOW and LLY) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 5.50%. The Reference Stock Return of 1 of the 10 Reference Stocks (GG) is lower than the Floor Rate of -30.00%, and therefore, such Reference Stock will have a hypothetical Stock Performance equal to the Floor Rate of -30.00%. The average Stock Performance is 1.35% and you receive a Coupon of $13.50 on the applicable Coupon Payment Date.

PS-19

MARKET DISRUPTION EVENTS

If the Coupon Valuation Date is not a scheduled trading day for a Reference Stock, then the Coupon Valuation Date for such Reference Stock will be the next day that is a scheduled trading day for such Reference Stock. If a market disruption event (as defined below) exists for a Reference Stock on the Coupon Valuation Date, then the Coupon Valuation Date for such Reference Stock will be the next scheduled trading day on which a market disruption event does not exist with respect to such Reference Stock. If the market disruption event continues for five consecutive scheduled trading days, then the fifth of such consecutive scheduled trading days will nonetheless be the Coupon Valuation Date for such Reference Stock, and the calculation agent will determine, in its discretion, the relevant Final Price of such Reference Stock on that date in good faith and in its sole discretion using its estimate of the exchange traded price for such Reference Stock that would have prevailed but for that market disruption event. For the avoidance of doubt, if no market disruption event exists with respect to a Reference Stock on the originally scheduled Coupon Valuation Date, the determination of such Reference Stock’s Final Price will be made on the originally scheduled Coupon Valuation Date, irrespective of the existence of a market disruption event with respect to one or more of the other Reference Stocks. If the Coupon Valuation Date for any Reference Stock is postponed, then the Coupon Payment Date (which may include the Maturity Date) will also be postponed by an equal number of business days following the latest postponed Coupon Valuation Date and no interest will be payable in respect of such postponement.

“Market disruption event” means for purposes hereof:

With respect to a Reference Stock and any date, the occurrence or existence of any of the following conditions which the calculation agent determines is material: (i) any suspension of or limitation imposed on trading by any relevant exchange or related exchange or otherwise, and whether by reason of movements in price exceeding limits permitted by that relevant exchange or related exchange or otherwise, (a) relating to the Reference Stock or (b) in any futures or options contracts relating to the Reference Stock; or (ii) any event (other than an event described in (iii) below) that disrupts or impairs (as determined by the calculation agent) the ability of market participants in general (a) to effect transactions in, or obtain market values for, the Reference Stock or (b) to effect transactions in, or obtain market values for, any futures or options contracts relating to the Reference Stock; or (iii) the closure on any scheduled trading day of any relevant exchange or related exchange prior to its scheduled closing time unless that earlier closing time is announced by that relevant exchange or related exchange at least one hour prior to the actual closing time for the regular trading session on that relevant exchange or related exchange on that scheduled trading day; or (iv) the relevant exchange or any related exchange for the Reference Stock fails to open for trading during its regular trading session.

“Relevant exchange” means with respect to a Reference Stock, the primary exchange for that Reference Stock.

“Related exchange” means with respect to a Reference Stock, the exchanges or quotation systems, if any, on which options or futures contracts on that relevant Reference Stock are traded or quoted, and as may be selected from time to time by the calculation agent.

“Scheduled closing time” means, with respect to any exchange and a scheduled trading day, the scheduled weekday closing time of that exchange on that scheduled trading day, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled trading day” means with respect a Reference Stock, any day on which the relevant exchange for that Reference Stock and each related exchange for that Reference Stock are scheduled to be open for trading for that Reference Stock.

The calculation agent will notify the security holders of the existence of a market disruption event on any day that, but for the occurrence or existence of a market disruption event, would have been the Coupon Valuation Date.

Merger Event And Tender Offer

A “Merger Event” shall mean, in respect of a Reference Stock, any (i) reclassification or change of the shares of the Reference Stock that results in a transfer of or an irrevocable commitment to transfer all shares of the Reference Stock outstanding, (ii) consolidation, amalgamation or merger of the Reference Stock Issuer with or into another entity (other than a consolidation, amalgamation or merger of the Reference Stock Issuer with or into another entity and which does not result in any such reclassification or change of all shares of the Reference Stock) or (iii) a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100% of the outstanding shares of the Reference Stock that results in a transfer of or an irrevocable commitment to transfer all shares of the Reference Stock (other than those shares of the Reference Stock owned or controlled by the offeror), or (iv) consolidation, amalgamation, merger or binding share exchange of the Reference Stock Issuer or its subsidiaries with or into another entity in which the Reference Stock Issuer is the continuing entity and which does not result in a reclassification or change of the shares of the Reference Stock outstanding but results in the outstanding shares of the Reference Stock (other than shares of the Reference Stock owned or controlled by that other entity) immediately prior to that event collectively representing less than 50% of the outstanding shares of the Reference Stock immediately following that event, in each case if the approval date (as defined below) is on or before a Coupon Valuation Date.

PS-20

A “Tender Offer” shall mean, in respect of the voting shares of a Reference Stock Issuer, any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 10% of the outstanding voting shares of the Reference Stock Issuer as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the calculation agent deems relevant.

In the event of a Merger or Tender Offer affecting a Reference Stock or a Reference Stock Issuer, as applicable, the Notes will not be accelerated, but instead will be modified and adjusted by the calculation agent. The calculation agent may in its reasonable discretion, adjust the terms of the Notes to reflect the economic impact of such event on the value of the Notes, though is not required to follow any specific course of action to effect this result.

A Merger or a Tender Offer may affect the Reference Stock in a manner that adversely affects the value of, and trading in, the Notes. Similarly, an adjustment or acceleration resulting from a Merger or a Tender Offer may adversely affect the value of, or the trading in, the Notes.

Share Delisting, Nationalization, Insolvency

A share delisting (“Delisting”) shall be deemed to have occurred if at any time during the period from and including the Original Issue Date to and including the final Coupon Valuation Date the shares of a Reference Stock cease to be listed on the relevant exchange for those shares for any reason and are not immediately re-listed on a successor exchange which is the New York Stock Exchange, the NASDAQ National Market or a successor in interest (a “successor exchange”). If the Reference Stock is immediately re-listed on a successor exchange, then the Reference Stock shall continue to be deemed to be the Reference Stock.

A nationalization (“Nationalization”) shall be deemed to have occurred if, at any time during the period from and including the Original Issue Date to and including the final Coupon Valuation Date, all or substantially all of the assets of a Reference Stock Issuer are nationalized, expropriated, or are otherwise required to be transferred to any governmental agency, authority or entity.

An insolvency (“Insolvency”) shall be deemed to have occurred if, at any time during the period from and including the Original Issue Date to and including the final Coupon Valuation Date, by reason of voluntary or involuntary liquidation, bankruptcy or insolvency or any analogous proceeding involving a Reference Stock Issuer (i) any shares of the relevant Reference Stock are required to be transferred to a trustee, liquidator or other similar official or (ii) holders of any shares of the relevant Reference Stock become legally prohibited from transferring those shares.

In the event of a Delisting, Nationalization or Insolvency affecting a Reference Stock or a Reference Stock Issuer, as applicable, the Notes will not be accelerated, but instead will be modified and adjusted by the calculation agent. The calculation agent may in its reasonable discretion, adjust the terms of the Notes to reflect the economic impact of such event on the value of the Notes, though is not required to follow any specific course of action to effect this result. Such adjustments to the terms of the Notes will likely result in you not receiving a Coupon in the year of a Delisting, Nationalization or Insolvency and for each remaining Coupon Payment Date.

Adjustments

Following the declaration by a Reference Stock Issuer of the terms of any potential adjustment event (as defined below), the calculation agent will determine whether that potential adjustment event has a diluting or concentrative effect on the theoretical value of the Reference Stock and, if so, will make such calculations and adjustments to the terms of the Note as may be necessary in order to account for the economic effect of such event.

For purposes hereof, “potential adjustment event” means the occurrence of any of the following after the Original Issue Date of the Notes:

(i) a subdivision, consolidation or reclassification of the shares of the Reference Stock (unless a Merger Event), or a free distribution or dividend of any shares of the Reference Stock to existing holders by way of bonus, capitalization or similar issue;

(ii) a distribution or dividend to existing holders of shares of the Reference Stock of (A) the Reference Stock (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Reference Stock Issuer equally or proportionately with such payments to holders of those shares or (C) other types of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined by the calculation agent;

(iii) an extraordinary dividend;

(iv) a call by the relevant Reference Stock Issuer in respect of shares of the Reference Stock that are not fully paid;

(v) a repurchase by the Reference Stock Issuer of shares of the Reference Stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

PS-21

(vi) any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares of the Reference Stock.

Events of Default and Acceleration

If the Notes have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Notes, you will not be entitled to any additional payments, other than your Principal Amount, with respect to the Notes. The accelerated Maturity Date will be the third business day following the date of acceleration, and on such accelerated Maturity Date you will be entitled to receive $1,000 per $1,000 Principal Amount of Notes you hold.

For more information, see “Description of Debt Securities — Events of Default” and “— Events of Default; Defaults” in the prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. will offer the Notes at the offering price set forth on the cover page of this pricing supplement and will receive underwriting discounts and commissions of up to 0.75%, or $7.50, per $1,000 Principal Amount of Notes. HSBC Securities (USA) Inc. may allow selling concessions on sales of such Notes by other brokers or dealers of up to 0.50%, or $5.00, and pay referral fees to other broker-dealers of up to 0.75%, or $7.50, per $1,000 Principal Amount of Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See ‘Supplemental Plan of Distribution’ on page S-52 in the prospectus supplement. All references to NASD Rule 2721 shall be to FINRA Rule 5121.

U.S. Federal Income Tax Considerations

You should carefully consider the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the Notes. This summary supplements the section “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. We intend to treat the Notes as variable rate debt instruments for U.S. federal income tax purposes. Pursuant to the terms of the Notes, you agree to treat the Notes as variable rate debt instruments for all U.S. federal income tax purposes and, in the opinion of Sidley Austin llp, special U.S. tax counsel to us, it is reasonable to treat the Notes as variable rate debt instruments. Assuming the Notes are treated as variable rate debt instruments, Coupons paid on the Notes generally should be taxable to you as ordinary interest income at the time they accrue or are received in accordance with the your regular method of accounting for U.S. federal income tax purposes. You should review the discussion set forth in “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Variable Rate Debt Instruments” in the accompanying prospectus supplement. In general, gain or loss realized on the sale, exchange or other disposition of the Notes will be capital gain or loss.

We will not attempt to ascertain whether any Reference Stock Issuer would be treated as a passive foreign investment company (“PFIC”) or a United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If a Reference Stock Issuer were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC by the Reference Stock Issuers and consult your tax advisor regarding the possible consequences to you if a Reference Stock Issuer is or becomes a PFIC or a USRPHC.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. As a result, the timing and character of income in respect of the Notes might differ from the treatment described above. You should carefully consider the discussion of all potential tax consequences as set forth in “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

PS-22

VALIDITY OF THE NOTES

In the opinion of Sidley Austin llp, as counsel to the Issuer, when the Notes offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the trustee pursuant to the senior indenture referred to in this pricing supplement, and delivered against payment as contemplated herein, such Notes will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Federal laws of the United States, the laws of the State of New York and the Maryland General Corporation Law as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated December 14, 2011, which has been filed as an exhibit to a Current Report on Form 8-K filed by the Issuer on December 14, 2011.

PS-23

TABLE OF CONTENTS

You should only rely on the information contained in this pricing supplement, any accompanying product supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, any accompanying product supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, any accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this pricing supplement, any accompanying product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$654,000 Annual Income Opportunity
Notes with Auto Cap

 January 25, 2012

PRICING SUPPLEMENT

Pricing Supplement
General	PS-4
Payment at Maturity	PS-4
Investor Suitability	PS-5
Risk Factors	PS-5
Description of the Reference Stocks	PS-8
Illustrative Examples	PS-18
Market Disruption Events	PS-20
Merger Event And Tender Offer	PS-20
Share Delisting, Nationalization, Insolvency	PS-21
Adjustments	PS-21
Events of Default and Acceleration	PS-22
Supplemental Plan of Distribution (Conflicts of Interest)	PS-22
U.S. Federal Income Tax Considerations	PS-22
Validity of the Notes	PS-23

Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52

Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to
Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59